Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Manulife Financial Corporation’s (the “Company”) Registration Statement on Form S-8 pertaining to the registration of deferred compensation obligations of the Company in connection with the Deferred Compensation Plan for Certain Employees of John Hancock and the Deferred Compensation Plan of the John Hancock Financial Network, of our report dated February 10, 2005 (except as to note 23(i) which is as of April 21, 2005), with respect to the consolidated financial statements of the Company as at December 31, 2004 and 2003 and for the years then ended, as amended, included in its First Amended Annual Report (Form 40-F/A) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Toronto, Ontario
November 2, 2005
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Manulife Financial Corporation’s (the “Company”) First Amended Annual Report for the year ended December 31, 2004 (Form 40-F/A) (which is incorporated by reference in the Company’s Registration Statement on Form S-8 pertaining to the registration of deferred compensation obligations of the Company in connection with the Deferred Compensation Plan for Certain Employees of John Hancock and the Deferred Compensation Plan of the John Hancock Financial Network, of our report dated February 25, 2004, with respect to the consolidated financial statements and schedules of John Hancock Financial Services, Inc. included in John Hancock Financial Services, Inc’s Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
November 1, 2005